UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2019

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	The NASDAQ Stock Market LLC

Introductory Note

As previously disclosed, on January 16, 2019, Heartland Financial USA, Inc. (“Heartland”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blue Valley Ban Corp. (“BVBC”) providing for the merger of BVBC with and into Heartland (the “Merger”).

On May 10, 2019 at 6:00 p.m., Central Time (the “Effective Time”), upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger was completed. Immediately after the Merger, Bank of Blue Valley, a Kansas state chartered bank and a wholly owned subsidiary of BVBC (“BankBV”), was merged with and into Morrill & Janes Bank and Trust Company, a Kansas state chartered bank and a wholly owned subsidiary of Heartland (the “Bank Merger”). The surviving bank in the Bank Merger will operate under the name “Bank of Blue Valley.”

Item 7.01	Regulation FD Disclosure.

As described above, at the Effective Time, Heartland completed its previously-announced acquisition of BVBC. Prior to the completion of the Merger, BVBC was a bank holding company headquartered in Overland Park, Kansas.

At the Effective Time, each issued and outstanding share of BVBC common stock was automatically converted into the right to receive 0.3271 shares of Heartland common stock. As of the Effective Time, 6,298,978 shares of BVBC common stock were outstanding (including shares resulting from the conversion of all outstanding shares of BVBC Series B preferred stock and the vesting of all shares of BVBC restricted common stock immediately prior to the Effective Time), and approximately 2,060,000 shares of Heartland common stock will be issued in the Merger, with cash paid in lieu of fractional shares.

In connection with the closing of the Merger, Heartland (a) repaid in full a long-term bank loan of BVBC in the aggregate principal amount of approximately $6,940,000, and (b) assumed all obligations of BVBC with respect to certain subordinated debentures (with a par value of approximately $19,588,000) issued in connection with trust preferred financings by BVBC.

The Merger is intended to qualify as a tax-free reorganization under the applicable provisions of the Internal Revenue Code.

BVBC’s former subsidiary, BankBV, provides a broad range of banking services to consumer and commercial customers in Johnson County, Kansas. BankBV accepts various types of deposits, including time and demand deposits, checking and savings accounts, certificates of deposit, individual retirement accounts, NOW accounts and money market deposits. BankBV provides personal loans, small business loans, commercial real estate mortgage loans, residential mortgage loans, working capital financing and commercial real estate loans. In addition, BankBV offers wealth management services (including financial planning, private banking, trust and investment services), debit and credit cards, and online and mobile banking services.

As of March 31, 2019, BankBV had approximately $712 million in total assets, $564 million in gross loans outstanding and $587 million in deposits.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission as part of Heartland’s Registration Statement on Form S-4 (File No. 333-230060) that became effective on April 19, 2019, the terms of which are incorporated by reference herein.

A copy of the press release relating to the completion of the Merger is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such Section 18, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated May 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2019	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer